Exhibit 99.3

AR Capital Acquisition Corp.

Consent of Director Nominee

I hereby consent to being named as a nominee for Director in the Registration Statement of AR Capital Acquisition Corp.

Dr. Robert J. Froehlich

Dr. Robert J. Froehlich